UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2018 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA 02472
(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On June 6, 2018, athenahealth, Inc. (the “Company”) announced that Jonathan Bush is stepping down as Chief Executive Officer and President of the Company, and as a member the Company’s Board of Directors (the “Board”), effective immediately. A separation agreement with Mr. Bush will be disclosed once finalized.

(c) On June 5, 2018, Jeffrey Immelt, 61, the Chairman of the Board, was appointed as the Company’s Executive Chairman, effective June 6, 2018. It is anticipated that Mr. Immelt will serve in such position until the appointment by the Board of a new chief executive officer. Compensation arrangements with Mr. Immelt will be disclosed once finalized.

Biographical and other information required by this Item concerning Mr. Immelt is included in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on April 26, 2018.

Item 7.01	Regulation FD Disclosure.
On June 6, 2018, the Company also announced that its Board has initiated a process to explore strategic alternatives.
A copy of the Company’s press release announcing the matters described under Item 5.02 above and this Item 7.01 is attached hereto and furnished as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on June 6, 2018, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
June 6, 2018	/s/ Dan Haley
Dan Haley
Senior Vice President, Chief Legal and Administrative Officer